UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

______________________

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CORPORATE CAPITAL TRUST II

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

On or about February 14, 2018, the following letter was sent to shareholders of Corporate Capital Trust II.

* * *

CNL Center at City Commons, Tower I 450 South Orange Avenue Orlando, Florida 32801

February 14, 2018

Dear Fellow Stockholders:

Time to Vote. Corporate Capital Trust II Proxy is under way!

Earlier this month you should have received a comprehensive package of information which included important proxy materials. This packet detailed long-term plans for the company and was accompanied by the Board of Trustees detailed explanation of why they are recommending you vote FOR the proposals.

We believe your vote FOR the proposals will position Corporate Capital Trust II to participate in what the Board anticipates will be the largest BDC platform in the market, with expected size of more than $18 billion in assets. Additionally, the Board believes this will ultimately maximize the value to shareholders over time by enabling the combined platform to increase the addressable investment opportunities. If the proxy proposals are ultimately approved and the other conditions described in the proxy are satisfied, KKR will continue to provide advisory services to Corporate Capital Trust II, which we believe should ensure a smooth transition.

Again, it is important that your shares be represented and voted. The Board of Trustees recommends you vote FOR the proposals outlined in the enclosed proxy card. In effort to reduce the expense of a prolonged solicitation period, I urge you to promptly vote and submit your proxy via the Internet, phone, or by signing, dating and returning the enclosed proxy card or voting instruction form.

On behalf of the Board, I would like to express our appreciation for your investment in Corporate Capital Trust II. Sincerely,

Chirag J. Bhavsar

Chief Executive Officer, Chief Financial Officer,
Chief Operating Officer, and Trustee

Please vote today!

BY. MAIL With the enclosed proxy card	BY PHONE Live agent 1-833-868-3374 Automated recording 1-800-690-6903	BY COMPUTER www.proxyvote.com

(Continued on back)

ADDITIONAL INFORMATION ABOUT THE PROPOSED TRANSACTIONS AND WHERE TO FIND IT

This communication relates to the proposed investment co-advisory agreements and joint advisor investment advisory agreement for Corporate Capital Trust II described above (the Proposals). In connection with the Proposals, subject to any necessary approvals, Corporate Capital Trust II has filed and intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A (Proxy Statement). SHAREHOLDERS OF CORPORATE CAPITAL TRUST II ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSALS. Investors and security holders may obtain the documents filed by Corporate Capital Trust II with the SEC free of charge at the SEC’s website, sec.gov and from Corporate Capital Trust II’s website at corporatecapitaltrustii.com.

PARTICIPANTS IN THE SOLICITATION

Corporate Capital Trust, Inc., Corporate Capital Trust II (the CCT Funds) and their respective directors, trustees, executive officers and certain other members of management and employees, including employees of KKR and FS Investments and their respective affiliates, may be deemed to be participants in the solicitation of proxies from the shareholders of the CCT Funds in connection with the Proposals. CNL Financial Group, LLC and its affiliates may also be deemed participants in the solicitation of the approvals sought pursuant to the Proxy Statement. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the CCT Funds’ shareholders in connection with the Proposals are contained in the Proxy Statement and other documents filed by Corporate Capital Trust II. These documents may be obtained free of charge from the sources indicated above.

FORWARD LOOKING STATEMENTS

The information in this communication includes “forward-looking statements.” These statements are based on the beliefs and assumptions of Corporate Capital Trust II’s management and on the information currently available to management at the time of such statements. Forward-looking statements generally can be identified by the words “believes,” “expects,” “intends,” “plans,” “estimates” or similar expressions that indicate future events. Important factors that could cause actual results to differ materially from Corporate Capital Trust II’s expectations include those disclosed in Corporate Capital Trust II’s filings with the SEC. Corporate Capital Trust II undertakes no obligation to update such statements to reflect subsequent events.

On or about February 14, 2018, the following email communication was sent to financial advisors of shareholders of Corporate Capital Trust II.

* * *

FOR BROKER-DEALER AND RIA USE ONLY. Not for general use with the public.

Dear Financial Advisor:

In our commitment to keep you informed, please read the letter that will be mailed to shareholders on or about Feb. 14, 2018.

Consistent with the Board’s recommendation, the letter encourages shareholders to vote FOR the proposals in the proxy package which was previously mailed to shareholders.

The Proxy Statement, which includes a letter to shareholders, was mailed on or around Jan. 26, 2018 to shareholders of record. The proxy solicitor, Broadridge Investor Communications Solutions, Inc. (“Broadridge”), began calling shareholders approximately one week following that date. Corporate Capital Trust II anticipates that Broadridge will continue to call all shareholders who have not voted until the required votes approving the proposals are received. We encourage you to inform your clients about the proxy materials and the importance of voting their shares as quickly as possible. A copy is also accessible by visiting sec.gov.

As a reminder, your contacts at CNL Securities are restricted from soliciting proxies and are therefore limited in what they can do with regard to this matter. If you or your clients have specific questions about the proxy, need materials resent, or need assistance submitting their proxy, please call Broadridge at 833-868-3374. For additional information, please review the definitive proxy statement filed with the SEC on Jan. 23, 2018.

Corporate Capital Trust II is advised by CNL Fund Advisors II, LLC (CNL) and subadvised by KKR Credit Advisors (US) LLC (KKR).

FOR BROKER-DEALER AND RIA USE ONLY. Not for general use with the public. Corporate Capital Trust II is advised by CNL Fund Advisors II, LLC and subadvised by KKR, affiliates of CNL Financial Group and KKR & Co. L.P., respectively. The managing dealer of Corporate Capital Trust II is CNL Securities, member FINRA/SIPC. FS Investments is not affiliated with Corporate Capital Trust II or any of the aforementioned CNL entities.

This is not an offer to sell nor a solicitation of an offer to buy shares of Corporate Capital Trust II. For ongoing information on Corporate Capital Trust II, please refer to the offering’s website and SEC filings which are available on corporatecapitaltrustii.com and at sec.gov.

Additional Information about the Proposed Transactions and Where to Find It

This communication relates to the proposed investment co-advisory agreements and joint advisor investment advisory agreement for Corporate Capital Trust II described above (the Proposals). In connection with the Proposals, subject to any necessary approvals, Corporate Capital Trust II intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A (Proxy Statement). SHAREHOLDERS OF CORPORATE CAPITAL TRUST II ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING ANY PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSALS. Investors and security holders will be able to obtain the documents filed by Corporate Capital Trust II with the SEC free of charge at the SEC's website, sec.gov and from Corporate Capital Trust II’s website at corporatecapitaltrustii.com.

Participants in the Solicitation

Corporate Capital Trust, Inc., Corporate Capital Trust II (the CCT Funds) and their respective directors, trustees, executive officers and certain other members of management and employees, including employees of KKR and FS Investments and their respective affiliates, may be deemed to be participants in the solicitation of proxies from the shareholders of the CCT Funds in connection with the Proposals. CNL Financial Group, LLC and its affiliates may also be deemed participants in the solicitation of the approvals sought pursuant to the Proxy Statement. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the CCT Funds’ shareholders in connection with the Proposals will be contained in the Proxy Statements when such documents become available. These documents may be obtained free of charge from the sources indicated above.

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